EXHIBIT F-1


                                                   800 Cabin Hill Drive
                                                   Greensburg, PA 15601
DAVID B. HERTZOG                                   (724) 838-6993
Vice President & General Counsel                   FAX: (724) 830-5151
                                                   dhertzo@alleghenyenergy.com

                                                   July 1, 2004




Securities and Exchange Commission
Office of Public Utility Regulation
450 Fifth Street, N.W.
Washington, D.C.  20549

              Declaration of Allegheny Energy, Inc. in File No. 70-10230

Ladies and Gentlemen:

         This opinion is furnished to the Securities and Exchange Commission (the "Commission") in connection with the Declaration filed on May 20, 2004, as amended on June 30, 2004 and July 2, 2004, by Allegheny Energy, Inc. ("Allegheny") in File No. 70-10230 under the Public Utility Holding Company Act of 1935, as amended (the "Act"). As described in more detail in the Declaration, Allegheny requests an order of the Commission authorizing Allegheny to issue up to 4,500,000 shares of common stock, $1.25 par value (the "Common Stock"), pursuant to a Stock Unit Plan (the "Plan").

         I am the Vice President and General Counsel of Allegheny and, as such, I am familiar with the Plan. I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates and other documents as I have considered relevant and necessary as a basis for the opinions expressed herein. In my examination, I have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to me as copies and the authenticity of the originals of such latter documents.

         I am a member of the bar of the State of New York, and I do not express any opinion as to the laws of any other jurisdiction other than New York and the Federal laws of the United States of America. My opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, I have assumed, without independent investigation, that the laws of such other jurisdiction do not differ in any relevant or material way from the laws of the State of New York or Federal law.

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         In my examination of the documents described above and in rendering the opinions set forth below, I also have assumed, without independent investigation, that:

                  (a) any regulatory approvals required with respect to the proposed issuance of Common Stock pursuant to the Plan (the "Proposed Issuance") shall have been obtained and shall remain in full force and effect;

                  (b) the Proposed Issuance has been duly authorized by all necessary corporate actions;

                  (c) the Commission shall have duly entered an appropriate order or orders with respect to the Proposed Issuance as described in the Declaration, granting and permitting the Declaration to become effective under the Act and the rules and regulations thereunder, and the Proposed Issuance shall have been consummated in accordance with the Declaration; and

                  (d) no act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed above.

         Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, I am of opinion that, in the event the Proposed Issuance is implemented in accordance with the Declaration:

         1. All state laws applicable to the Proposed Issuance will have been complied with.

         2. Allegheny is duly existing under the laws of the State of Maryland.

         3. The shares of Common Stock to be issued by Allegheny pursuant to the Plan will be validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in Allegheny's Articles of Restatement of Charter.

         4. The Proposed Issuance will not violate the legal rights of the holders of any securities issued by Allegheny or any associate company thereof.

         This opinion is being delivered solely for your benefit. It may not be relied upon by any other person or entity for any purpose without my prior written consent. I hereby consent to the use of this opinion as an exhibit to the Declaration.


                                                     Very truly yours,


                                                     David B. Hertzog